UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2015

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Earlier today, StemCells, Inc. (the "Company") issued a press release announcing top-line positive results from its Phase I/II trial in thoracic spinal cord injury.

The Company’s international, open-label, Phase I/II trial evaluated both safety and preliminary efficacy of its proprietary HuCNS-SC human neural stem cells as a treatment for chronic spinal cord injury. The trial enrolled twelve patients who had suffered injury to the thoracic cord and were in the early chronic stage of recovery. The analysis of the study demonstrated that the surgical transplantation technique and cell dose were safe and well tolerated by all patients. In addition to safety, analysis of the twelve-month data revealed sustained improvements in sensory function that emerged consistently around three months after transplantation and persisted until the end of the study. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit
Exhibit 99.1 Press Release, dated May 14, 2015, announcing positive results from the Company’s thoracic spinal cord injury Phase I/II Study.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 5, 2015	By:	Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	(d) Exhibits